EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Theron Resource Group. (the “Company”) on Form 10-Q for the quarter and six month period ended November 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Periodic Report”), I, Jerry R. Satchwell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 21, 2011

/s/           “Jerry R. Satchwell”

Jerry R. Satchwell
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Theron Resource Group. and will be retained by Theron Resource Group. and furnished to the Securities and Exchange Commission or its staff upon request.